EX-32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of 3Power Energy Group, Inc. (the “Company”) for the period ended December 31, 2011 filed with the Securities and Exchange Commission (the “Report”), we, Umamaheswaran Balasubramaniam, Chief Executive Officer, and Shariff Rehman, Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented.

Date: February 21, 2012

/s/ Umamaheswaran Balasubramaniam
Umamaheswaran Balasubramaniam,
Chief Executive Officer

/s/ Shariff Rehman
Shariff Rehman,
Chief Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.